UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549

                             Form 8-K

                          Current Report

                Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

                   Date of Report: January 2,2008
                                   --------------

                  Epicus Communications Group, Inc.
---------------------------------------------------------------
(Exact name of small business issuer as specified in its charter)

                 Commission File Number: 000-17058
                                         ---------

        Florida                               59-2564162
----------------------                 ----------------------
(State of incorporation)               (IRS Employer ID Number)

  801 International Drive, 5th Floor, Lake Mary, FL 32746-4763
  ------------------------------------------------------------
             (Address of principal executive offices)

                         (561) 688-0440
                   -------------------------
                  (Issuer's telephone number)

610 Crescent Executive Court, Suite 300, Lake Mary, FL 32746-2113
        --------------------------------------------------
       (Former name, former address and former fiscal year,
                    if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4 )

Section 8 - Other Events

Item 8.01 Other Events

The federal government, through a series of FCC and Federal Court rulings allowed Local Exchange Carriers (LECs) to increase the rates they charge Competitive Local Exchange Carriers (CLECs), like Epicus Communications Group, Inc., for the use of their services. These increases in the cost of doing business reduces the available capital to maintain effective marketing campaigns to replace the customers lost due to natural attrition. The resulting effect is Epicus, as it is currently structured, is unable to maintain a subscriber base large enough to generate a cash flow capable of providing enough operating capital meet its obligations.

For some time, Epicus has been aware of the need to become more diverse in its products and revenue producing services. One of the major steps in that direction occurred in November of 2006 with the forming of its VOIP marketing arm, ECG on the Net, LLC. Things have rapidly evolved, taking Epicus in a totally new direction. Therefore, effective January 1, 2008, Epicus will no longer seek or accept any new "landline" customers and will have either divested itself, or been divested of, all of its "landline" customers. The Epicus of the future will be a totally VOIP telecommunications company providing services and equipment to both business and residential customers nationwide.


                              SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Epicus Communications Group, Inc.

Dated: January 2,2008             /s/ Mark Schaftlein
                                  ---------------------------
                                  Mark Schaftlein
                                  Chief Executive Officer
                                  and Chief Financial Officer